Exhibit 10.1
$150,000,000
PARALLEL PETROLEUM CORPORATION
10 1/4% Senior Notes due 2014
PURCHASE AGREEMENT
July 26, 2007
JEFFERIES & COMPANY, INC.
MERRILL LYNCH, PIERCE,
     FENNER & SMITH INCORPORATED
BNP PARIBAS SECURITIES CORP.
c/o Jefferies & Company, Inc.
520 Madison Avenue
New York, New York 10022
Ladies and Gentlemen:
     Parallel Petroleum Corporation, a Delaware corporation (the “Company”), (as hereinafter defined) hereby agrees with you as follows:
          1. Issuance of Notes. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the initial purchasers listed on Schedule I hereto (the “Initial Purchasers”) for whom you are acting as representatives, $150,000,000 aggregate principal amount of 10 1/4% Senior Notes due 2014 (each a “Note” and, collectively, the “Notes”). The Notes will be issued pursuant to an indenture (the “Indenture”), to be dated as of July 31, 2007, by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Capitalized terms used, but not defined herein, shall have the meanings set forth in the “Description of the Notes” section of the Final Offering Circular (as hereinafter defined).
     The Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes shall bear the legends set forth in the final offering circular, dated the date hereof (the “Final Offering Circular”). The Company has prepared (i) a preliminary offering circular, dated July 17, 2007 (the “Preliminary Offering Circular”), (ii) a pricing term sheet attached hereto as Schedule II, which includes pricing terms and other information with respect to the Notes (the “Pricing Supplement”) and (iii) the Final Offering Circular relating to the offer and sale of the Notes (the “Offering”). “Offering Circular” means, as of any date or time referred to in this Agreement, the most recent offering circular

(whether the Time of Sale Document (as hereinafter defined) or the Final Offering Circular, and any amendment or supplement to either such document), including exhibits and schedules thereto. The time when sales of Securities are first made or confirmed by the Initial Purchasers to buyers is 1:16 p.m., Eastern time, on the date hereof, which is referred to hereinafter as the “Time of Sale,” and the Preliminary Offering Circular and the Pricing Supplement are collectively referred to herein as the “Time of Sale Document.”
          2. Terms of Offering. Each Initial Purchaser has advised the Company, and the Company understands, that such Initial Purchaser will make offers to sell (the “Exempt Resales”) some or all of the Notes purchased by such Initial Purchaser hereunder on the terms that will be set forth in the Final Offering Circular, as amended or supplemented, to persons (the “Subsequent Purchasers”) whom such Initial Purchaser (i) reasonably believes to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act, as such may be amended from time to time (“QIBs”), (ii) reasonably believes (based upon written representations made by such persons to such Initial Purchaser) to be institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (“Accredited Investors”) or (iii) reasonably believes to be non-U.S. persons in reliance upon Regulation S under the Securities Act.
          Holders of the Notes (including Subsequent Purchasers) will have the registration rights set forth in the registration rights agreement applicable to the Notes (the “Registration Rights Agreement”), to be executed on and dated as of the Closing Date. Pursuant to the Registration Rights Agreement, the Company will agree, among other things, to file with the Securities and Exchange Commission (the “SEC”) (a) a registration statement under the Securities Act relating to the Notes (the “Exchange Notes”), which shall be identical in all material respects to the Notes (except that the Exchange Notes shall have been registered pursuant to such registration statement and will not be subject to restrictions on transfer or contain additional interest provisions) to be offered in exchange for the Notes (such offer to exchange being referred to as the “Exchange Offer”), and/or (b) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) relating to the resale by certain holders of the Notes. If required under the Registration Rights Agreement, the Company will issue Exchange Notes to the Initial Purchasers (the “Private Exchange Notes”). If the Company fails to satisfy its obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes under certain circumstances.
          This Agreement, the Indenture, the Registration Rights Agreement, the Notes, the Exchange Notes and the Private Exchange Notes are collectively referred to herein as the “Documents.”
          3. Purchase, Sale and Delivery. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees to purchase severally and not jointly from the Company, the Notes at a purchase price of 97.0% of the aggregate principal amount thereof, in the respective principal amount of Notes set forth opposite such Initial Purchaser’s name in Schedule I hereto. Delivery to the Initial Purchasers of and payment for the Notes shall be made at a closing (the “Closing”) to be held at 10:00 a.m., New York time, on July 31, 2007 (the “Closing Date”) at the Houston offices of Vinson & Elkins L.L.P.
          The Company shall deliver to Jefferies & Company, Inc., for the account of each Initial Purchaser, one or more certificates representing the Notes in definitive form, registered in such names and denominations as Jefferies & Company, Inc. may request, against payment by or on behalf of such Initial Purchaser of the purchase price therefor by immediately available Federal funds bank wire transfer to such bank account or accounts as the Company shall designate to Jefferies & Company, Inc. at least two business days prior to the Closing. The certificates representing the Notes in definitive form shall be made available to Jefferies & Company, Inc. for inspection at the Houston offices of Vinson & Elkins L.L.P. (or such other place as shall be reasonably acceptable to Jefferies & Company, Inc.) not later than 5:00 p.m. one business day immediately preceding the Closing Date. Notes to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.
          4. Representations and Warranties of the Company. The Company represents and warrants to the Initial Purchasers that, as of the date hereof and as of the Closing Date:
(a)	Offering Circular. (i) The Time of Sale Document, as of the Time of Sale and as of the Closing Date, as then amended or supplemented, if applicable, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) the Final Offering Circular, as of its date and as of the Closing Date, as then amended or supplemented, if applicable, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 4(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser and furnished to the Company in writing by such Initial Purchaser expressly for use in the Preliminary Offering Circular or the Final Offering Circular or any amendment or supplement thereto. No injunction or order has been issued that either (i) asserts that any of the transactions contemplated by the Documents is subject to the registration requirements of the Securities Act or (ii) would prevent or suspend the issuance or sale of any of the Notes or the use of the Time of Sale Document, the Final Offering Circular or any amendment or supplement thereto, in any jurisdiction.

(b)	Registration Rights. No holder of securities of the Company will be entitled to have such securities registered under the registration statements required to be filed by the Company with respect to the Notes pursuant to the Registration Rights Agreement.

(c)	Power and Authority. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Documents to which it is a party and to consummate the transactions contemplated thereby.
(d)	Authorization of Agreement and Indenture. This Agreement has been duly and validly authorized, executed and delivered by the Company. The Indenture has been duly and validly authorized by the Company. The Indenture, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.
(e)	Authorization of Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company. The Registration Rights Agreement, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.
(f)	Notes. The Notes, when issued, will be in the form contemplated by the Indenture. When executed and delivered by the Company, the Indenture will meet the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act” or the “TIA”). The Notes, Exchange Notes and Private Exchange Notes have each been duly and validly authorized by the Company and, in the case of the Notes, when issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) any rights of acceleration and general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.
(g)	No Violation. The Company is not in violation of its certificate of incorporation or by-laws (the “Charter Documents”). The Company is not (i) in violation of any federal, state, local or foreign statute (including without limitation the Foreign Corrupt Practices

Act of 1977 and the Currency and Foreign Transactions Reporting Act of 1970), law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order (collectively, “Applicable Law”) of any federal, state, local and other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign (each, a “Governmental Authority”) applicable to it or any of its properties, or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which the Company is a party or by which any of its property is bound (collectively, “Applicable Agreements”), except for such violations, breaches or defaults under the preceding clause (i) or (ii) that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (A) the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company, (B) the ability of the Company to perform its obligations in all material respects under any Document, (C) the validity or enforceability of any of the Documents or (D) the consummation of any of the transactions contemplated under any of the Documents (each, a “Material Adverse Effect”). There exists no condition that, with the passage of time or otherwise, would constitute (a) a violation of such Charter Documents or Applicable Laws, (b) a breach of or default under any Applicable Agreement or (c) result in the imposition of any penalty or the acceleration of any indebtedness.
(h)	No Conflict. Neither the execution, delivery or performance of the Documents nor the consummation of any transactions contemplated therein will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, result in the imposition of a Lien on any assets of the Company, or result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, or (iii) any Applicable Law, assuming, in the case of any exempt resales made to Accredited Investors, the accuracy of the representations and warranties of such Accredited Investors contained in the letters of representation in the form of Annex A attached to the Offering Circular executed by the Accredited Investors. After consummation of the Offering and transactions contemplated in the Documents, no Default or Event of Default will exist.
(i)	Description of Documents. When executed and delivered, the Documents will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Circular.
(j)	Consents. No consent, approval, authorization or order of any Governmental Authority or third party is required for the issuance and sale by the Company of the Notes to the Initial Purchasers or the consummation by the Company of the other transactions contemplated hereby, except (i) such as have been obtained, (ii) such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Notes by the Initial Purchasers and (iii) with respect to the issuance of the Exchange Notes (including any related guarantees) or the resale of Notes or Private Exchange Notes pursuant to a Registration Statement such as may be required under the Securities Act, the Trust Indenture Act and applicable state securities laws.
(k)	Independent Registered Public Accounting Firm – BDO Seidman, LLP. The accountants, BDO Seidman, LLP, who have certified certain audited financial statements (which term as used in this Agreement includes the related notes thereto) contained in the Time of Sale Document and the Final Offering Circular, are (A) an independent registered public accounting firm with respect to the Company, as required by the Securities Act and the rules and regulations promulgated thereunder (the “Securities Act Regulations”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”), (B) in compliance with the applicable requirements relating to qualification of accountants under Rule 2-01 of Regulation S-X and (C) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.
(l)	Financial Statements. The historical consolidated financial statements of the Company contained in the Time of Sale Document and the Final Offering Circular, together with the related schedules and notes thereto, present fairly in all material respects the financial condition of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified in conformity with accounting principles generally accepted in the United States of America (“GAAP”) applied, except as disclosed therein, on a consistent basis throughout the periods involved and the requirements of Regulation S-X promulgated under the Securities Act. The supporting schedules, if any, contained in the Time of Sale Document and the Final Offering Circular present fairly in accordance with GAAP the information required to be stated therein.
(m)	No Material Adverse Effect in Business. Except as otherwise disclosed in the Time of Sale Document and the Final Offering Circular, subsequent to the respective dates as of which information is given in the Time of Sale Document and the Final Offering Circular: (A) there has been no material adverse change, or any development that could reasonably be expected to result in a Material Adverse Effect; (B) the Company has not incurred any material debt, not in the ordinary course of business, nor entered into any material transaction or agreement not in the ordinary course of business; (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock; and (D) there has not been any material change in the capital stock (other than pursuant to the exercise of stock options and warrants authorized and issued on or prior to the date hereof), of the Company.
(n)	Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Document and the Final Offering Circular.

The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. The Company does not own, lease or license any asset or property outside of the United States of America.
(o)	No Subsidiaries. The Company currently has no subsidiaries that are or would be consolidated with the Company for accounting purposes or that would constitute a “Subsidiary,” as defined in the “Description of the Notes” in the Offering Circular.
(p)	Capitalization. The table under the caption “Capitalization” in the Time of Sale Document and the Final Offering Circular (including the footnotes thereto) sets forth, as of its date, the capitalization of the Company. All of the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly and validly authorized and issued. None of the outstanding shares of capital stock of the Company were issued in violation of preemptive or other similar rights of any securityholder of the Company.
(q)	Absence of Labor Dispute. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent that could reasonably be expected to result in a Material Adverse Effect.
(r)	Absence of Proceedings. Except as disclosed in the Time of Sale Document and the Final Offering Circular, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign now pending, or, to the Company’s knowledge, threatened against or directly affecting the Company which could reasonably be expected to result in a Material Adverse Effect.
(s)	Possession of Intellectual Property. The Company owns or possesses or are licensed under, and have the right to use adequate rights, adequate know-how (including unpatented and/or unpatentable proprietary or confidential information, systems or procedures) or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by it, and the Company has not received any notice or to the Company’s knowledge no claims have been asserted of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that could reasonably be expected to render any Intellectual Property invalid or inadequate to protect the interests of the Company therein except for such conflicts and claims as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(t)	Possession of Licenses and Permits. The Company possesses all such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”)

issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business in the manner described in the Time of Sale Document and the Final Offering Circular, subject to such qualifications as may be set forth in the Time of Sale Document and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Governmental Licenses, subject to such qualifications as may be set forth in the Time of Sale Document and the Final Offering Circular and except for such noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, subject to such qualifications as may be set forth in the Time of Sale Document and the Final Offering Circular. The Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.
(u)	Title to Property. The Company has good and defensible title to all of its interests in oil and gas properties (other than interests earned under farm-out, participation or similar agreements in which an assignment or transfer is pending) and all other real property owned by the Company and good title to all other properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as (A) are described in the Time of Sale Document and the Final Offering Circular, (B) liens and encumbrances under the Credit Agreements, (C) liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farm-out agreements and other oil and gas exploration participation, production and transportation agreements, in each case that secure payment of amounts not yet due and payable for the performance of other inchoate obligations and are of a scope and nature customary in the oil and gas industry or arise in connection with drilling and production operations, or (D) do not, singly or in the aggregate, materially affect the value of the affected property and do not interfere with the use made and proposed to be made of such property by the Company. All of the leases and subleases of real property that are material to the business of the Company and under which the Company holds properties described in the Time of Sale Document and the Final Offering Circular, are in full force and effect, and the Company has not received notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of such leases or subleases, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.
(v)	Certain Oil and Gas Matters. Except as described in the Time of Sale Document and the Final Offering Circular, (A) all royalties, rentals, deposits and other amounts owed under the oil and gas leases constituting the oil and gas properties of the Company have been properly and timely paid (other than amounts held in routine suspense accounts pending payments), and no material amount of proceeds from the sale of production attributable to the oil and gas properties of the Company are currently being held in suspense by any purchaser thereof, except where such amounts due could not, singly or in the aggregate, have a Material Adverse Effect on the Company, and (B) there are no claims under take-

or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interests of the Company in its oil and gas properties, except where such claims could not, singly or in the aggregate, have a Material Adverse Effect on the Company.
(w)	Investment Company Act. The Company is not, and upon the Offering of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Time of Sale Document and the Final Offering Circular will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.
(x)	Environmental Laws. Except as described in the Time of Sale Document and the Final Offering Circular, (A) the Company is not in violation of any federal, state or local statute, law, rule or regulation, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws for its business and operations and is in compliance with their requirements, (C) to the knowledge of the Company, there are no pending or threatened administrative, regulatory or judicial actions, suits, claims, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company and (D) there are no events or circumstances (including any spill, discharge, leak, emission or release of Hazardous Materials) that could reasonably be expected to form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to Hazardous Materials or any Environmental Laws, except in the case of clauses (A), (B), (C) or (D) where such violation, failure to receive required permits, authorizations and approvals or failure to comply with the requirements of such permits, authorizations and approvals, action or liabilities related to Hazardous Materials or any Environmental Laws would not, individually or in the aggregate, have a Material Adverse Effect.
(y)	Statistical and Market Data. The statistical and market related data included or incorporated by reference in the Time of Sale Document and the Final Offering Circular are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.
(z)	Payment of Taxes. All United States federal income tax returns of the Company and its prior subsidiaries required by law to be filed have been filed (or extensions with respect to such tax returns have been obtained), and all taxes shown by such filed tax returns or otherwise assessed, that are due and payable, have been paid, except those which are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and except for such failures to file returns and pay taxes as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the Time of Sale Document and the Final Offering Circular, the Company has not received any notice from the Internal Revenue Service that it intends to audit the Company’s federal income tax returns for any year during the three year period ended December 31, 2006 and no audit proceeding by the Internal Revenue Service has been conducted during such period. The Company and its prior subsidiaries have filed all other tax returns (or obtained extensions with respect to such tax returns) that are required to have been filed by them pursuant to applicable state, local or other law, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its prior subsidiaries, except those which are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and except for such failures to file returns and pay taxes as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined have been established to the extent required by GAAP.
(aa)	Company’s Accounting System. The Company makes and keeps accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management’s general or specific authorization; (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any material differences. For the year ended December 31, 2006, there has not been and is no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and since December 31, 2006, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(bb)	Insurance. The Company carries, or is covered by, insurance with financially sound and reputable insurers, in such amounts and covering such risks as is reasonably adequate for the conduct of its businesses in accordance with customary industry practice, and all such insurance is in full force and effect.
(cc)	Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required to be described in, or incorporated by reference in, the Company’s Annual

Report on Form 10-K/A for the year ended December 31, 2006 which is not so described or is not described as required.
(dd)	Reserve Reports. The written engineering reserve reports prepared by Cawley, Gillespie & Associates, Inc., an independent petroleum engineering consulting firm (“Cawley Gillespie”), as of December 31, 2006 and March 31, 2007, setting forth the engineering values attributed to the oil and gas properties of the Company and its prior subsidiaries accurately reflect in all material respects the ownership interests of the Company and its prior subsidiaries in the properties included therein as of December 31, 2006 and March 31, 2007, respectively, except as otherwise disclosed in the Time of Sale Document and the Final Offering Circular. The information furnished by the Company to Cawley Gillespie for purposes of preparing its reports, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true, correct and complete in all material respects on the dates supplied and was prepared in accordance with customary industry practices, as indicated in the letters of Cawley Gillespie dated January 29, 2007 and April 24, 2007; Cawley Gillespie is independent with respect to the Company.
(ee)	Sarbanes-Oxley. The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act or any related rules and regulations promulgated by the SEC, and the statements contained in any such certification are complete and correct. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (B) have been evaluated by management of the Company for effectiveness as of a date within 90 days prior to the earlier of the date that the Company filed its most recent annual or quarterly report with the SEC and the date hereof; and (C) are effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to materially adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the related rules and regulations promulgated by the SEC.

(ff)	Certificates. Any certificate signed by any officer of the Company and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

(gg)	Ratings. No “nationally recognized statistical rating organization” (as such term is defined for purposes of Rule 436(g)(2) under the Securities Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company retaining any rating assigned to the Company or to any securities of the Company, or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any change in the outlook for any rating of the Company or any securities of the Company.

(hh)	Solvency. All indebtedness represented by the Notes is being incurred for proper purposes and in good faith. On the Closing Date, after giving pro forma effect to the Offering and the use of proceeds therefrom as indicated in the “Use of Proceeds” section of the Time of Sale Document and Final Offering Circular, the Company (i) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Notes as contemplated by this Agreement and the Time of Sale Document and Final Offering Circular, the Company has not incurred debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged.

(ii)	Stabilization. The Company has not and, to its knowledge, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Notes, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Notes, or (iii) except as disclosed in the Time of Sale Document and the Final Offering Circular, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(jj)	No Registration. Without limiting any provision herein, no registration under the Securities Act and no qualification of the Indenture under the TIA is required for the sale of the Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are QIBs or Accredited Investors

or non-U.S. persons (as defined under Regulation S of the Securities Act), (ii) the accuracy of the Initial Purchaser’s representations contained in Section 6, and (iii) the accuracy of the representations made by each Accredited Investor who purchases the Notes pursuant to an Exempt Resale as set forth in the letter of representation in the form of Annex A to the Offering Circular.

(kk)	Rule 144A Eligibility. The Notes are eligible for resale pursuant to Rule 144A under the Securities Act and no other securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system. No securities of the Company of the same class as the Notes have been offered, issued or sold by the Company or any of its respective Affiliates within the six-month period immediately prior to the date hereof.

(ll)	No General Solicitation. Neither of the Company nor any of its respective affiliates or other person acting on behalf of the Company has offered or sold the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act, and the Company, any affiliate of the Company and any person acting on behalf of the Company have complied with and will implement the “offering restrictions” within the meaning of such Rule 902; provided, that no representation is made in this subsection with respect to the actions of the Initial Purchasers.

(mm)	Margin Rules. None of the transactions contemplated in the Documents or the application of the proceeds by the Company of the proceeds of the Notes will violate or result in a violation of Section 7 of the Exchange Act, (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(nn)	No Brokers. The Company has not engaged any broker, finder, commission agent or other person (other than the Initial Purchasers and Stonington Corporation) in connection with the Offering or any of the transactions contemplated in the Documents, and the Company is not under any obligation to pay any broker’s fee or commission in connection with such transactions (other than commissions or fees to the Initial Purchasers and Stonington Corporation).

5. Covenants of the Company. The Company agrees:

(a)	To (i) advise the Initial Purchasers promptly after obtaining knowledge (and, if requested by the Initial Purchasers, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Time of Sale Document or the Final Offering Circular untrue or that requires the making of any additions to or changes in the Final Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Notes under any state securities or Blue Sky laws, and (iii) if, at any time, any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Notes under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)	At any time prior to the completion of the sale of all of the Notes by the Initial Purchasers pursuant to Exempt Resales, to (i) furnish the Initial Purchasers, without charge, as many copies of the Time of Sale Document and the Final Offering Circular, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request, and (ii) promptly prepare, upon the Initial Purchasers’ reasonable request, any amendment or supplement to the Offering Circular that the Initial Purchasers, upon advice of legal counsel, determine may be necessary in connection with Exempt Resales (and the Company hereby consents to the use of the Time of Sale Document and the Final Offering Circular, and any amendments and supplements thereto, by the Initial Purchasers in connection with Exempt Resales).

(c)	Not to amend or supplement the Time of Sale Document or the Final Offering Circular prior to the Closing Date, or at any time prior to the completion of the resale by the Initial Purchasers of all the Notes purchased by the Initial Purchasers, unless the Initial Purchasers shall previously have been advised thereof and shall not have objected thereto within three business days after being furnished a copy thereof.

(d)	At any time prior to the completion of the sale of all of the Notes by the Initial Purchasers pursuant to Exempt Resales, (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Time of Sale Document or the Final Offering Circular to comply with Applicable Law, to prepare, at the expense of the Company, an appropriate amendment or supplement to the Time of Sale Document and the Final Offering Circular (in form and substance reasonably satisfactory to the Initial Purchasers) so that (A) as so amended or supplemented, the Time of Sale Document and the Final Offering Circular will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Time of Sale Document and the Final Offering Circular will comply with Applicable Law and (ii) if in the reasonable judgment of the Company it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Circular so that the Time of Sale Document and the Final Offering Circular will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Securities Act, to prepare an appropriate amendment or supplement to the Time of Sale Document or the Final Offering Circular (in form and substance reasonably satisfactory to the Initial Purchasers) so that the Time of Sale Document or the Final Offering Circular, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e)	Prior to the sale of all of the Notes by the Initial Purchasers pursuant to Exempt Resales, to cooperate with the Initial Purchasers and the Initial Purchasers’ counsel in connection with the qualification of the Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and continue such qualification in effect so long as reasonably required for Exempt Resales; provided, that none of the Company shall be required in connection therewith to file any general consent to service of process or to register or qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to subject itself to general taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)	Whether or not any of the Offering or the transactions contemplated under the Documents are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing and distribution of the Time of Sale Document and the Final Offering Circular and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents, (C) the preparation, issuance and delivery of the Notes, (D) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification), (E) furnishing such copies of the Time of Sale Document and the Final Offering Circular, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchasers and (F) the performance of the obligations of the Company under the Registration Rights Agreement, including but not limited to the Exchange Offer, the Exchange Offer Registration Statement and any Shelf Registration Statement, (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company, (iii) all expenses and listing fees in connection with the application for quotation of the Notes on the Private Offerings, Resales and Trading

Automated Linkages market (“PORTAL”), (iv) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for “book-entry” transfer, (v) all fees charged by rating agencies in connection with the rating of the Notes, (vi) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee and all collateral agents, and (vii) all fees, disbursements and out-of-pocket expenses reasonably incurred by Initial Purchasers in connection with their services to be rendered hereunder including, without limitation, the fees and disbursements of Vinson & Elkins L.L.P., counsel to the Initial Purchasers, travel, lodging and “road show” expenses, word processing charges, messenger and duplicating services, facsimile expenses and other customary expenditures.

(g)	To use the proceeds of the Offering in the manner described in the Time of Sale Document and the Final Offering Circular under the caption “Use of Proceeds.”

(h)	To do and perform all things required to be done and performed under the Documents prior to the Closing Date.

(i)	Not to, and to ensure that no affiliate (as defined in Rule 501(b) of the Securities Act) of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or to the Subsequent Purchasers of the Notes.

(j)	For so long as any of the Notes remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Notes in connection with any sale thereof and any prospective Subsequent Purchasers of such Notes from such owner, the information required by Rule 144A(d)(4) under the Securities Act.

(k)	To comply with the representation letter of the Company to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(l)	To use its reasonable best efforts to effect the inclusion of the Notes in Private Offerings, Resales and Trading through Automated Linkages Market.

(m)	For so long as any of the Notes remain outstanding, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the SEC or any national securities exchange on which any class of securities of the Company may be listed.

(n)	Except in connection with the Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Notes other than the Time of Sale Document and the Final Offering Circular and any amendments and supplements to the Final Offering Circular prepared in compliance with this Agreement, or (ii) solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
(o)	During the two year period after the Closing Date (or such shorter period as may be provided for in Rule 144(k) under the Securities Act, as the same may be in effect from time to time), to not, and to not permit any future subsidiaries of either the Company or any other affiliates (as defined in Rule 144A under the Securities Act) controlled by the Company to, resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by the Company, any future subsidiaries or any other “affiliates” (as defined in Rule 144A under the Securities Act) controlled by the Company, except pursuant to an effective registration statement under the Securities Act.
(p)	The Company shall pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Notes or the sale thereof to the Initial Purchaser.
          6. Representations and Warranties of the Initial Purchasers. Each of the Initial Purchasers severally represents and warrants that:
(a)	It is a QIB as defined in Rule 144A under the Securities Act, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Notes, and it will offer the Notes for resale only upon the terms and conditions set forth in this Agreement and in the Time of Sale Document and the Final Offering Circular.
(b)	It is not acquiring the Notes with a view to any distribution thereof that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction. In connection with the Exempt Resales, it will solicit offers to buy the Notes only from, and will offer and sell the Notes only to, (A) persons reasonably believed by such Initial Purchaser to be QIBs or (B) persons reasonably believed by such Initial Purchaser to be Accredited Investors that execute and deliver to each of the Company and the Initial Purchasers a letter containing certain representations and agreements in the form attached as Annex A to the Offering Circular or (C) non-U.S. persons reasonably believed by such Initial Purchaser to be a purchaser referred to in Regulation S under the Securities Act; provided, however, that in purchasing such Notes, such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Time of Sale Document and the Final Offering Circular.
(c)	No form of general solicitation or general advertising in violation of the Securities Act has been or will be used, nor will any offers in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or, with respect to Notes to be sold in reliance on Regulation S, by means of any directed selling efforts be made, by such Initial Purchaser in connection with the offer and sale of any of the Notes.
          7. Conditions. The several obligations of the Initial Purchasers to purchase the Notes under this Agreement are subject to the performance by the Company of its covenants and obligations hereunder and the satisfaction of each of the following conditions:
(a)	All the representations and warranties of the Company contained in this Agreement and in each of the Documents shall be true and correct as of the date hereof and at the Closing Date. On or prior to the Closing Date, the Company shall have performed or complied with all of the agreements and satisfied all conditions on its part to be performed, complied with or satisfied on or prior to the Closing Date pursuant to this Agreement.
(b)	No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of the Offering or any of the transactions contemplated under the Documents; and no stop order suspending the qualification or exemption from qualification of any of the Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or, to the knowledge of the Company, be pending or contemplated as of the Closing Date.
(c)	No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of the Offering or any of the transactions contemplated under the Documents. No proceeding shall be pending or, to the knowledge of the Company, threatened other than proceedings that (A) if adversely determined would not, individually or in the aggregate, adversely affect the issuance or marketability of the Notes, and (B) would not, individually or in the aggregate, have a Material Adverse Effect.
(d)	Subsequent to the respective dates as of which data and information is given in the Time of Sale Document and the Final Offering Circular, there shall not have been any Material Adverse Effect.
(e)	The Notes shall have been designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL market.
(f)	On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any

“nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.
(g)	The Initial Purchasers shall have received on the Closing Date:
(i)	certificates dated the Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of the Company, on behalf of the Company, to the effect that (a) the representations and warranties set forth in Section 4 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date, (b) the Company has performed and complied with all agreements and satisfied all conditions in all material respects on its part to be performed or satisfied at or prior to the Closing Date, (c) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Circular (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect, (d) since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Circular (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Time of Sale Document and the Final Offering Circular or contemplated thereby, the Company has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company, and there has not been any change in the capital stock or long-term indebtedness of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company, and (e) the sale of the Notes has not been enjoined (temporarily or permanently).

(ii)	a certificate, dated the Closing Date, executed by the Secretary of the Company and each Guarantor (or other officer, director or manager acceptable to the Initial Purchasers), certifying such matters as the Initial Purchasers may reasonably request.

(iii)	a certificate of solvency, dated the Closing Date, executed by the principal financial or accounting officer of the Company substantially in the form previously approved by the Initial Purchasers or their counsel.

(iv)	the opinion of Haynes & Boone, LLP, special counsel to the Company, dated the Closing Date and the opinion of Lynch, Chappell & Alsup, P.C., counsel to the Company, dated the Closing Date, in the form of Exhibit A attached hereto.

(v)	an opinion, dated the Closing Date, of Vinson & Elkins L.L.P., counsel to the Initial Purchasers, in form satisfactory to the Initial Purchasers covering such matters as are customarily covered in such opinions.
(h)	The Initial Purchasers shall have received from BDO Seidman, LLP, independent auditors, with respect to the Company, (A) a customary comfort letter, dated the date hereof, in form and substance satisfactory to the Initial Purchasers and its counsel, with respect to the financial statements and certain financial information contained in the Time of Sale Document, and (B) a customary comfort letter, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and its counsel, to the effect that BDO Seidman, LLP reaffirms the statements made in its letter furnished pursuant to clause (A) with respect to the financial statements and certain financial information contained in the Time of Sale Document and the Final Offering Circular.
(i)	Each of the Documents shall have been executed and delivered by all parties thereto, and the Initial Purchasers shall have received a fully executed original of each Document.
(j)	The Initial Purchasers shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the Offering or any transaction contemplated in the Documents.
(k)	The terms of each Document shall conform in all material respects to the description thereof in the Time of Sale Document and the Final Offering Circular.
(l)	The Initial Purchasers shall have received from Cawley, Gillespie & Associates, Inc., independent petroleum engineers, (A) a letter, dated the date hereof, in form and substance satisfactory to the Initial Purchasers and its counsel to the effect that with respect to the Company they are independent petroleum engineers and confirming certain reserve information included in the Time of Sale Document and the Final Offering Circular and (B) a letter, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and its counsel to the effect that they reaffirm the statements made in the letter furnished pursuant to clause (A).
          8. Indemnification and Contribution.
(a)	The Company agrees to indemnify and hold harmless the Initial Purchasers, their respective directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which the Initial Purchasers, or such director, officer, employee or controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Notes have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company (not to be unreasonably withheld, delayed or conditioned), insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:
(i)	any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Document or the Final Offering Circular, or any amendment or supplement thereto;

(ii)	the omission or alleged omission to state, in the Time of Sale Document or the Final Offering Circular or any amendment or supplement thereto, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(iii)	any breach by the Company of its representations, warranties and agreements set forth herein or breach of applicable law;
and, subject to the provisions hereof, will reimburse, as incurred, such Initial Purchaser, director, officer, employee and each such controlling person for any legal or other expenses incurred by such Initial Purchaser or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, the Company will not be liable in any such case to the extent (but only to the extent) that such loss, claim, damage or liability resulted from any untrue statement or alleged untrue statement or omission or alleged omission made in the Time of Sale Document or the Final Offering Circular or any amendment or supplement thereto in reliance upon and in conformity with written information concerning any Initial Purchaser furnished to the Company by such Initial Purchaser specifically for use therein. The indemnity agreement set forth in this Section 8 shall be in addition to any liability that the Company may otherwise have to the indemnified parties.
(b)	Each Initial Purchaser agrees to indemnify and hold harmless each of the Company, its directors, officers and employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities of any kind to which the Company or any such director, officer, employee or controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Initial Purchasers (not to be unreasonably withheld, delayed or conditioned), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Time of Sale Document or the Final Offering Circular or any amendment or supplement thereto, (ii) the omission or the alleged omission to state a material fact in the Time of Sale Document or the Final Offering Circular or any amendment or supplement thereto necessary to make the statements therein not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company or its agents by the Initial Purchaser specifically for use therein and (iii) any breach by the Initial Purchasers of their respective representations, warranties and agreements set forth herein or breach of applicable law; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any such director, officer, employee or controlling person in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties.
(c)	As promptly as reasonably practicable after receipt by an indemnified party under this Section 8 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 8 or the Company in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions), (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.
(d)	No indemnifying party shall be liable under this Section 8 for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.
(e)	In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.
(f)	The Company and the Initial Purchasers agree that it would not be equitable if the amount of such contribution determined pursuant to the immediately preceding paragraph (e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (e). Notwithstanding any other provision of this Section 8, each Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding paragraph (e), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.
          9. Termination. The Initial Purchasers may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the following has occurred:

(a)	since the date hereof, any Material Adverse Effect or development involving or expected to result in a prospective Material Adverse Effect that could, in the Initial Purchasers’ judgment, be expected to (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Time of Sale Document and the Final Offering Circular, or (ii) materially impair the investment quality of any of the Notes;
(b)	the failure of the Company to satisfy the conditions contained in Section 7(a) hereof on or prior to the Closing Date;
(c)	any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Initial Purchaser’s judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Time of Sale Document and the Final Offering Circular or to enforce contracts for the sale of any of the Notes;
(d)	trading in the Company’s common stock shall have been suspended by the SEC or the NASDAQ Global Market or the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Market or any setting of limitations on prices for securities on any such exchange or NASDAQ Global Market;
(e)	the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Initial Purchaser’s counsel’s reasonable opinion materially and adversely affects, or could be reasonably expected to materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company;
(f)	any securities of the Company shall have been downgraded or placed on any “watch list” for possible downgrading by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; or
(g)	the declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Initial Purchaser’s opinion could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.
          10. Survival of Representations and Indemnities. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties of the Company set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, (ii) acceptance of the Notes, and payment for them hereunder, and (iii) any termination of this Agreement.
          11. Default by the Initial Purchaser. If, on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of the Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of the Notes to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule I (in the column titled “Total”) bears to the aggregate principal amount of Notes set forth opposite the names of all such non defaulting Initial Purchasers (in the column titled “Total”), or in such other proportions as the Initial Purchasers may specify, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Initial Purchaser has agreed to purchase pursuant to Section 3 be increased pursuant to this Section 11 by an amount in excess of one tenth of such principal amount of Notes without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes with respect to which such default occurs is more than one tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non defaulting Initial Purchaser or the Company. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Offering Circular or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.
          12. Information Supplied by the Initial Purchasers. The statements set forth on the cover page with respect to price and in the [first sentence of the third paragraph, the first and second sentences of the sixth paragraph and the seventh paragraph under the heading “Plan of Distribution”] in the Time of Sale Document and the Final Offering Circular (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 4(a) and 8 hereof.
          13. No Fiduciary Relationship. The Company hereby acknowledges that the Initial Purchasers are acting solely as initial purchasers in connection with the purchase and sale of the Notes. The Company further acknowledges that the Initial Purchasers are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Initial Purchasers act or be responsible as a fiduciary to the Company or its management, stockholders or creditors or any other person in connection with any activity that the Initial Purchasers may undertake or have undertaken in furtherance of the purchase and sale of the Notes, either before or after the date hereof. The Initial Purchasers hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Initial Purchasers agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Initial Purchasers to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Notes, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that either of the Company may have against the Initial Purchasers with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
          14. Miscellaneous.
(a)	Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to: Parallel Petroleum Corporation, 1004 N. Big Spring, Suite 400, Midland, Texas 79701, Attention: Larry C. Oldham, with a copy to: Lynch, Chappell & Alsup, The Summit, Suite 700, 300 North Marienfeld, Midland, Texas 79701, Attention: Thomas W. Ortloff, Esq., and (ii) if to the Initial Purchasers, to: Jefferies & Company, Inc., 520 Madison Avenue, New York, NY 10022, with a copy to: Vinson & Elkins L.L.P., 2500 First City Tower, 1001 Fannin, Houston, Texas 77002-6760, Attention: T. Mark Kelly, (or in any case to such other address as the person to be notified may have requested in writing).
(b)	This Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Initial Purchasers and, to the extent provided in Section 8 hereof, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Notes from the Initial Purchasers merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Notes from the Initial Purchasers is intended to be a beneficiary of the covenants of the Company contained in the Registration Rights Agreement to the same extent as if the Notes were sold and those covenants were made directly to such purchaser by the Company, and each such purchaser shall have the right to take action against the Company to enforce, and obtain damages for any breach of, those covenants.
(c)	THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF

NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN.
(d)	THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY; AND (II) WAIVES (A) ITS RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE INITIAL PURCHASERS AND FOR ANY COUNTERCLAIM RELATED TO ANY OF THE FOREGOING AND (B) ANY OBLIGATION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(e)	This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.
(f)	The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
(g)	If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
(h)	This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

          Please confirm that the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers.

Very truly yours,

PARALLEL PETROLEUM CORPORATION

By:	/s/ Larry C. Oldham

Larry C. Oldham
President and Chief Executive Officer

Accepted and Agreed to:

JEFFERIES & COMPANY, INC.
MERRILL LYNCH, PIERCE, FENNER &
     SMITH INCORPORATED
BNP PARIBAS SECURITIES CORP.
By: Jefferies & Company, Inc.

By:	/s/ Frank Bracken

Frank Bracken
Managing Director

SCHEDULE I
INITIAL PURCHASERS

Principal Amount
Initial Purchaser	of Securities
Jefferies & Company, Inc.	$63,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	63,750,000
BNP Paribas Securities Corp.	22,500,000

Total	$150,000,000

SCHEDULE II
PRICING SUPPLEMENT
This summary pricing sheet relates only to the securities described below and should only be read together with the Preliminary Offering Circular, subject to completion, dated July 17, 2007, relating to these securities. Capitalized terms not defined herein have the meanings assigned to them in the Preliminary Offering Circular.

Issuer	Parallel Petroleum Corporation.

Security Description	Senior Notes.
Distribution	144A / IAI / Regulation S – With Registration Rights.

Principal Amount	$150,000,000.
Gross Proceeds	$150,000,000.

Coupon	10 1/4%.
Maturity Date	August 1, 2014.

Issue Price	100%.
Yield to Maturity	10 1/4%.
Spread to Treasury	+553 basis points.
Benchmark	4 1/4% UST due August 15, 2014.

Ratings (Moody’s / S&P)	Caa1 / B-.

Interest Payment Dates	August 1 and February 1, beginning February 1, 2008 (long first coupon).

Call Features	Make-whole at T+50 prior to August 1, 2011. Thereafter at the following prices:

For the period below	Percentage
On or after August 1, 2011	105.125%
On or after August 1, 2012	102.563%
On or after August 1, 2013	100.000%

Equity Clawback	35% at 110.25% (prior to August 1, 2010).

Change of Control Offer	101%.
Asset Sale Offer	100%.

Trade Date	Thursday, July 26, 2007.
Settlement Date	Tuesday, July 31, 2007 (T+3).

Other Changes to the Preliminary Offering Circular	Certain line items on page 10 have changed to reflect the revisions indicated by the blacklined numbers below:
As Adjusted Data:

Cash interest expense	~~$~~	~~18,586~~	$ 20,086
Adjusted EBITDA / Cash interest expense		~~3.3x~~	3.1x

CUSIP Numbers	699157 AA 1	699157 AB 9	U69916 AA 9

Joint Book-Running Managers	Jefferies & Company, Inc. Merrill Lynch & Co.

Co-Manager	BNP Paribas
THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER STATE SECURITIES LAWS. UNLESS THEY ARE REGISTERED, THE NOTES MAY BE OFFERED ONLY IN TRANSACTIONS EXEMPT FROM OR NOT SUBJECT TO REGISTRATION UNDER THE SECURITIES ACT, OR ANY OTHER STATE SECURITIES LAWS. ACCORDINGLY, THE NOTES HAVE BEEN OFFERED ONLY TO QUALIFIED INSTITUTIONAL BUYERS AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, TO NON-U.S. PERSONS OUTSIDE THE UNITED STATES UNDER REGULATION S OF THE SECURITIES ACT OR TO INSTITUTIONAL “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3), OR (7) OF THE SECURITIES ACT WHO HAVE DELIVERED A LETTER IN THE FORM ATTACHED AS ANNEX A TO THE PRELIMINARY OFFERING CIRCULAR.

EXHIBIT A
FORM OF OPINIONS OF
COMPANY COUNSEL
[Opinions to be delivered by Haynes and Boone, LLP]
     1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.
     2. The Company is qualified as a foreign corporation for the transaction of business and is in good standing in the States of Texas and New Mexico, and we have no knowledge that the character of the business conducted by the Company or the location of the properties owned, leased or operated by it makes such qualification necessary in any other jurisdiction (except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company).
     3. The Company has all corporate power and authority to own and lease its properties and to conduct its business, as described in the Time of Sale Document and Final Offering Circular and to execute, deliver and perform its obligations under the Purchase Agreement, the Registration Rights Agreement and the Indenture.
     4. The Indenture has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms; and the Indenture conforms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.
     5. The Notes have been duly authorized, executed and delivered by the Company and, when duly authenticated as provided in the Indenture and paid for as provided in the Purchase Agreement, will be duly and validly issued and outstanding, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.
     6. The Exchange Notes and the Private Exchange Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.
     7. The Purchase Agreement has been duly and validly executed and delivered by the Company.
     8. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by the other parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms.
     9. The Notes and the Indenture conform in all material respects to the description thereof contained under the heading “Description of the Notes” in the Time of Sale Document and in the Final Offering Circular. The statements set forth in the Time of Sale Document and the Final Offering Circular under the caption “Certain Federal Income Tax Considerations,” insofar as such statements purport to address the federal income tax laws of the United States, are accurate in all material respects.
     10. The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Time of Sale Document and in the Final Offering Circular will not be, an “investment company” within the meaning of the Investment Company Act.
     11. It is not necessary, in connection with the issuance and sale of the Notes to the Initial Purchasers and the initial resale of the Notes by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Final Offering Circular, to register the Notes under the Securities Act or prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement, to qualify the Indenture under the Trust Indenture Act.
     12. No consent, approval, authorization or order of any governmental or regulatory authority is required for the issuance and sale of the Notes to the Initial Purchasers or the consummation by the Company of the transactions contemplated by the Purchase Agreement, the Registration Rights Agreement or the Indenture, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws, and with respect to the transactions contemplated by the Registration Rights Agreement, as may be required under the Securities Act or the Trust Indenture Act.

Other Matters
     We have participated in conferences with officers of the Company, representatives of the independent certified public accountants of the Company, and representatives of the Initial Purchasers and their counsel, at which conferences the contents of the Time of Sale Document and the Final Offering Circular and related matters were discussed and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Time of Sale Document and the Final Offering Circular, on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Time of Sale Document, as of the Time of Sale or the Closing Date, or the Final Offering Circular, as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no view with respect to the financial statements and related schedules included therein, including the notes and the auditor’s report thereon and the other information and data of a financial or accounting nature and oil and gas reserve evaluation data and related data included in the Time of Sale Document and the Final Offering Circular).
[Opinions to be delivered by Lynch, Chappell & Alsup, P.C.]
[Reserved]
     1. The Company is not in violation of its articles of incorporation, bylaws, partnership or limited liability company agreement or other organizational document.
     2. The execution, delivery or performance by the Company of the Purchase Agreement, the Registration Rights Agreement or the Indenture nor the consummation of any of the transactions contemplated therein constitutes or will constitute, whether with or without the giving of notice or lapse of time or both, a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (except for such breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will any such action result in any violation of (a) the provisions of the charter or bylaws or similar documents of the Company, (b) any applicable laws (assuming compliance with all applicable securities laws) or (c) any judgment, order, writ or decree of any court, governmental agency or arbitrator that is known to us to be applicable to the Company or any of its properties, which in the case of clause (b) and (c) would not cause a Material Adverse Effect.

Other Matters
     We have participated in conferences with officers of the Company, representatives of the independent certified public accountants of the Company, and representatives of the Initial Purchasers and their counsel, at which conferences the contents of the Time of Sale Document and the Final Offering Circular and related matters were discussed and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Time of Sale Document and the Final Offering Circular, on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Time of Sale Document, as of the Time of Sale or the Closing Date, or the Final Offering Circular, as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no view with respect to the financial statements and related schedules included therein, including the notes and the auditor’s report thereon and the other information and data of a financial or accounting nature and oil and gas reserve evaluation data and related data included in the Time of Sale Document and the Final Offering Circular).